Exhibit 99.1

CORPORATE OFFICE
1100 Cassatt Road, Berwyn, PA 19312

Contact: Kevin C. Coleman (610) 889-5247

AMETEK ANNOUNCES TWO TECHNOLOGY ACQUISITIONS

Sunpower, Inc. is a Leader in Cryogenic Cooling
And Heated Stirling Engine Technology

Crystal Engineering’s High-End, Portable Calibration Instruments
Complement AMETEK’s Test & Calibration Instruments Businesses

Berwyn, PA, January 2, 2013 – AMETEK, Inc. (NYSE: AME) today announced that it has completed two technology-related acquisitions:

•	Sunpower, Inc., a privately held leader in the development of stirling cycle cryocoolers and externally heated stirling engine technology for medical, scientific, telecommunication and space applications

•	Crystal Engineering, a privately held manufacturer of high-end, portable pressure calibrators and digital test gauges for the oil and gas, power generation and other industrial markets

“Both Sunpower and Crystal Engineering are excellent acquisitions that provide us with the opportunity to bring key technologies in-house. These technologies will allow us to develop the next-generation of advanced radiation detection and pressure calibration instruments,” comments Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

Sunpower
Headquartered in Athens, OH, Sunpower designs and develops high reliability cryocoolers and externally heated Stirling cycle engines. Its cryocoolers are used to lower temperatures below -150oC without the use of expensive liquid nitrogen, while its heat engines are used in micro co-generation (heat and power) devices.

“Sunpower’s cryogenic cooling technology provides a critical enabling technology for use in our highly successful ORTEC Detective® family of portable radiation identifiers. It provides a platform to support the continued growth of this product family while providing us with opportunities to broaden the application of cryogenic cooling and Stirling heat engine technology,” adds Mr. Hermance.

Sunpower becomes part of AMETEK Advanced Measurement Technology (AMT), a division of AMETEK’s Electronic Instruments Group — a recognized leader in advanced monitoring, testing, calibrating and display instruments with annualized sales of $1.9 billion.

— More —

AMETEK Completes Two Technology Acquisitions

Crystal Engineering
Headquartered in San Luis Obispo, CA, Crystal Engineering has high-end pressure measurement technology and manufactures high-end portable digital pressure calibrators and digital test gauges that fit well with AMETEK’s JOFRA® temperature and pressure calibrators.

“We share common products and markets with Crystal Engineering. It strengthens our technology and product offering in the calibration instruments market. Crystal’s products broaden our line of high-end temperature and pressure calibration instruments, while its product line benefits from the global reach and resources of our Electronic Instruments Group,” concludes Mr. Hermance.

Crystal Engineering joins AMETEK Measurement & Calibration Technologies (M&CT), also a Division of AMETEK’s Electronic Instruments Group.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with annualized sales of $3.4 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include AMETEK’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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